UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2022

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(617) 425-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	CRAI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 29, 2022, Nancy Hawthorne tendered her resignation from the board of directors (the “Board”) of CRA International, Inc. (“we,” “us,” “our” or the “Company”), effective as of August 1, 2022. Ms. Hawthorne’s resignation was not due to any disagreement with the Company relating to the Company’s operations, policies or practices. We thank Ms. Hawthorne for her valuable contributions to the work of the Board.

Additionally, on July 29, 2022, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Alva Harry Taylor, Ph.D. to join the Board as an independent director, effective as of August 1, 2022. Dr. Taylor will serve as a Class II director until the Company’s 2024 annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Dr. Taylor was also appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Effective as of August 1, 2022, the Audit Committee of the Board is composed of Robert Holthausen, who serves as its Chair, Richard Booth and Dr. Taylor, and the Nominating and Corporate Governance Committee is composed of William Concannon, who serves as its Chair, Christine Detrick and Dr. Taylor. The compositions of the Compensation Committee and Executive Committee remain unchanged.

As a non-employee director, Dr. Taylor will receive cash compensation and an equity award for his Board service in accordance with the Company’s non-employee director compensation policy. Dr. Taylor is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Taylor and any other persons pursuant to which he was selected as a director. Dr. Taylor will also have the benefit of the Company’s standard form of indemnification agreement for non-employee directors.

Item 7.01.        Regulation FD Disclosure.

A copy of the Company’s press release announcing Ms. Hawthorne’s resignation and Dr. Taylor’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Number	Title
99.1	Press release, dated August 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: August 1, 2022	By:	/s/ Daniel K. Mahoney
Daniel K. Mahoney
Chief Financial Officer, Executive Vice President and Treasurer